                             EXHIBIT 1.A.(8)(a)(2)

                   Addendum No. 4 to Participation Agreement
                         Among Endeavor Series Trust,
            Endeavor Management Co., and PFL Life Insurance Company
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                               ADDENDUM NO. 4 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                            ENDEAVOR SERIES TRUST,
                           ENDEAVOR MANAGEMENT CO.,
                                      AND
                          PFL LIFE INSURANCE COMPANY

  Amendment No. 4 to the Participation Agreement among Endeavor Series Trust, Endeavor Management Co., and PFL Life Insurance Company dated February 20, 1991 ("Participation Agreement").

  WHEREAS, PFL Life Insurance Company has recently established the PFL Endeavor Variable Life Account, a separate account for purposes of selling a variable life product funded by the Endeavor Series Trust.

  NOW, THEREFORE, IT IS HEREBY AGREED that PFL Life Insurance Company, through its separate account, the PFL Endeavor Variable Life Account, is authorized to acquire shares issued by the Endeavor Series Trust, subject to the terms and conditions of the Participation Agreement.

  IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of June 26, 1998.

PFL LIFE INSURANCE COMPANY              ENDEAVOR SERIES TRUST
By its authorized officer               By its authorized officer

By: /s/ William L. Busler               By: /s/ Vincent J. McGuinness, Jr.
   ---------------------------             -------------------------------
Title: President                        Title: President
      ------------------------                ----------------------------
Date: June 29, 1998                     Date: June 26, 1998
     -------------------------               -----------------------------


AUSA LIFE INSURANCE COMPANY, INC.       ENDEAVOR MANAGEMENT CO.
By its authorized officer               By its authorized officer

By: /s/ William L. Busler               By: /s/ Vincent J. McGuinness, Jr.
   ---------------------------             -------------------------------
Title: Vice President                   Title: Executive Vice President
      ------------------------                ----------------------------
Date: June 29, 1998                     Date: June 26, 1998
     -------------------------               -----------------------------
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PROVIDIAN LIFE AND HEALTH                      FIRST PROVIDIAN LIFE AND
INSURANCE COMPANY                              HEALTH INSURANCE COMPANY
By its authorized officer                      By its authorized officer

By: /s/ Cindy L. Chanley                       By: /s/ Cindy L. Chanley
   --------------------------                     --------------------------
Title: Second Vice President                   Title: Second Vice President
      -----------------------                        -----------------------
Date: July 8, 1998                             Date: July 8, 1998
     ------------------------                       ------------------------